Exhibit 99.1

I-85 Advertising, LLC
(a Georgia Limited Liability Company)

Financial Statements

For the Years Ended December 31, 2014 and 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
I-85 Advertising, LLC
Atlanta, Georgia

We have audited the accompanying balance sheets of I-85 Advertising, LLC (the "Company") as of December 31, 2014 and 2013, and the related statements of operations and members' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I-85 Advertising, LLC as of December 31, 2014 and 2013 and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 27,  2016

I-85 ADVERTISING, LLC
(a Georgia Limited Liability Company)
Balance Sheets

ASSETS

	December 31,	December 31,
	2014	2013

Property and Equipment:
Structures and displays	$514,722	$206,723
Accumulated depreciation	(1,716)	-

Total Property and Equipment, net	513,006	206,723

Total Assets	$513,006	$206,723

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts payable, related party	$1,530	$-

Total Current Liabilities	1,530	-

Members' Equity	511,476	206,723

Total Liabilities and Members' Equity	$513,006	$206,723

Total Current Liabilities	513,006	206,723

Members' Equity	557,581	511,476

Total Liabilities and Members' Equity	$1,070,587	$718,199
The accompanying notes are an integral part of the financial statements.

I-85 ADVERTISING, LLC
(a Georgia Limited Liability Company)
Statement of Operations and Members' Equity

	For the Years Ended
	December 31,
	2014	2013
Revenues:
Billboard rentals, related party	$3,400	$-

Costs and Expenses:
Depreciation	1,716	-
Ground rents, related party	1,530	-
Advertising	1,937	-
Repairs and maintenance	524	-

Total Costs and Expenses	5,707	-

Net Loss	(2,307)	-

Members' Equity, Beginning of Year	206,723	-
Contributions from member	310,460	206,723
Accounts receivable, related party	(3,400)	-

Members' Equity, End of Year	$511,476	$206,723
The accompanying notes are an integral part of the financial statements.

I-85 ADVERTISING, LLC
(a Georgia Limited Liability Company)
Statement of Cash Flows

	For the Years Ended
	December 31,
	2014	2013

Cash Flows from Operating Activities:
Net Loss	$(2,307)	-
Adjustment for rentals to related party	(3,400)	-
Adjustment for expenses paid by related party	2,461	-
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	1,716	-
Changes in operating assets and liabilities:
Accounts payable, related party	1,530	-

Net Cash Provided in Operating Activities	-	-

Net Increase in Cash	-	-

Cash, Beginning of Year	-	-

Cash, End of Year	-	-

Interest Paid in Cash	$-	$-

Income Taxes Paid in Cash	$-	$-

Supplemental Schedules of Non-cash Financing Activities

	For the Years Ended
	December 31,
	2014	2013

Contributions from member for additions to structures and displays	$307,999	$206,723

The accompanying notes are an integral part of the financial statements.

I-85 ADVERTISING, LLC
(a Georgia Limited Liability Company)

Notes to Financial Statements

For the Year Ended December 31, 2014 and 2013
NOTE 1.  ORGANIZATION AND BACKGROUND

The accompanying financial statements have been prepared in connection with I-85 Advertising LLC's sale of outdoor advertising assets to Link Media Alabama, LLC ("LMA"), a wholly-owned subsidiary of Boston Omaha Corporation, and to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion by Boston Omaha Corporation in its current report on Form 8-K/A.

I-85 Advertising, LLC (the "Company") was organized on April 6, 2010.  The Company's operations include the ownership and leasing of billboards located in Georgia.  The Company began constructing billboards during 2013 and began its leasing operations on October 1, 2014.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of advertising agency commissions, sales discounts, and allowances for doubtful accounts.  The Company evaluates the collectability of its accounts receivable based on its knowledge of its customers and historical experience of bad debts.  In circumstances where the Company is aware of a specific customer's inability to meet its financial obligations, it records a specific allowance to reduce the amounts recorded to what it believes will be collected.  For all other customers, the Company recognizes reserves for bad debt based upon historical experience of bad debts as a percentage of revenue, adjusted for relative improvement or deterioration in its agings and changes in current economic conditions.  As of December 31, 2014, the allowance for doubtful accounts was zero.

Property and Equipment

Property and equipment are carried at cost.  Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets, which is fifteen years.

Maintenance and repair costs are charged against income as incurred.  Significant improvements or betterments are capitalized and depreciated over the estimated life of the asset.

At December 31, 2014, and 2013 the Company's property and equipment consisted of ten static displays and related personal property.

Land Leases

The advertising structures are located on leased land.  The lease contract is based upon a percentage of net revenue of the preceding month.

I-85 ADVERTISING, LLC
(a Georgia Limited Liability Company)

Notes to Financial Statements

For the Year Ended December 31, 2014 and 2013

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The more significant areas requiring the use of management estimates relate to useful lives for depreciation.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue from outdoor advertising through the leasing of billboards.  The terms of the operating leases range from less than one month to one year and are generally billed monthly.  Revenue for advertising space rental is recognized ratably over the term of the contract.  Advertising revenue is reported net of agency commissions.  Agency commissions are calculated based on a stated percentage applied to gross billing revenue for operations.  Payments received in advance of being earned are recorded as deferred income.

Advertising agency commissions for the years ended December 31, 2014 and 2013 were $0.

Income Taxes

In connection with its organization as a limited liability company, the Company is taxed as a partnership.  Taxable income or losses of the Company are passed through to the Company's members, in accordance with each member's percentage of ownership, for inclusion in each individual member's income tax return.

The Company has no tax positions at December 31, 2014 and 2013 for which the ultimate deductibility is highly uncertain but for which there is uncertainty about the timing of such deductibility.  All tax years are open to examination by the Internal Revenue Service.

NOTE 3.  MEMBERS' EQUITY

The Company is a Georgia limited liability company, therefore the personal liability of the members is limited.  Additionally, the Company's life is not limited to a specific duration.  All of the members are managers and have equal rights and privileges except for profits or losses that are shared proportionate to their ownership percentages.

I-85 ADVERTISING, LLC
(a Georgia Limited Liability Company)

Notes to Financial Statements

For the Year Ended December 31, 2014 and 2013

NOTE 4.  RELATED PARTIES

For the year ended December 31, 2014, 100% of the Company's gross revenue was generated from one advertiser, a partnership ("the Partnership") that is related to the Company by common ownership.  At December 31, 2014 amounts due from the Partnership for billboard advertising were $3,400.   The receivable had not been collected as of December 31, 2014.  Due to the close relationship between one of the Company's members ("the Member") and the Partnership, accounts receivable, related party has been presented as a reduction of members' equity.

During the year ended December 31, 2014, the Company leased land for its billboard locations from the Partnership.  Amounts due for ground rents as of December 31, 2014 were $1,530.

During the years ended December 31, 2014 and 2013, the Partnership, on behalf of the Member, advanced capital contributions of $307,999 and $206,723, respectively, for the purchase and construction of the structures and displays.

NOTE 5.  LIQUIDITY

For the year ended December 31, 2014, all of the Company's revenues were from the Partnership and most of the Company's expenses were paid by the Partnership.  (See Note 4.)

Although the Company has no cash as of December 31, 2014, the Partnership, on behalf of the related member, has continued and intends to continue, to contribute the capital needed to fund operations.  Additionally, the members believe that there will be additional billboard revenues from unrelated parties in the coming year.

NOTE 6.  FUTURE MINIMUM LEASE PAYMENTS

The Company leases land for its billboard locations from the Partnership. (See Note 4.)  The principal term of the lease begins on the date that the billboard is erected and extends for a term of thirty years.  Monthly lease payments are based upon 15% of the net revenue of the sign and are payable in the following month.  Net revenue is defined as gross revenue minus advertising agency commissions or internal commissions, limited to twenty percent of gross revenues.  Ground rents due for the years ended December 31, 2014 and 2013 were $1,530 and $0, respectively.

NOTE 7.  SUBSEQUENT EVENTS

On August 31, 2015, the Company sold its ten static displays and related personal property to Link Media Alabama, LLC for a gross sales price of $1,300,000.  Adjustments to the gross sales price were $5,100, resulting in a cash sales price of $1,294,900.  On that same day and in connection with the sale of the Company's outdoor advertising assets, the Partnership assigned its rights to its easement agreement to LMA.  (See Note 4.)  The easements are permanent easements which grant LMA the right to use real property not owned by the Company.  Such easements are perpetual and the ground lease was terminated.